Exhibit 99.2

CALLON PETROLEUM COMPANY, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On August 29, 2014, Callon Petroleum Company, Inc., (“Callon” or the “Company”), entered into purchase and sale agreements with unaffiliated private sellers to acquire certain undeveloped acreage and producing oil and gas assets (the “Acquired Properties”) located in Midland, Andrews, Ector and Martin Counties, Texas (the “Acquisition”) for an aggregate cash purchase price of $212.6 million (approximately $207.4 million after estimated purchase price adjustments based on an effective date for the Acquisition of May 1, 2014).

In connection with the Acquisition, the Company proposes to effect, subject to market conditions, a public offering of 12,500,000 shares of its common stock. The estimated net proceeds from the offering will be approximately $118.6 million, based on an assumed offering price of $10.06 per share, which is the last reported sale price of the Company’s common stock on the NYSE on September 5, 2014, and after deducting $7.1 million of estimated underwriting commissions and issuance costs.

Also, in connection with the Acquisition on August 29, 2014, the Company secured a commitment from JPMorgan Chase Bank, National Association to increase its current senior secured revolving credit facility (the “Credit Facility”) to $500.0 million, with an initial borrowing base of $250.0 million, and to refinance its existing secured second lien term loan (the “Second Lien Loan”) with a new $275.0 million secured second lien term loan (the “New Second Lien Loan”). The Company plans to use the net proceeds from the common stock offering and the proceeds from the New Second Lien Loan to fund the Acquisition, redeem the Second Lien Loan and repay borrowings under the Credit Facility.

We derived the unaudited pro forma consolidated financial statements from the historical consolidated financial statements of the Company and the statements of revenues and direct operating expenses of the Acquired Properties for the respective periods. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2013 and six months ended June 30, 2014 give effect to the Acquisition, the issuance of common stock and the debt transactions referred to above as if they occurred on January 1, 2013. The unaudited pro forma consolidated balance sheet as of June 30, 2014 gives effect to such transactions as if they occurred on June 30, 2014.

The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable as of the date of this Current Report on Form 8-K. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma consolidated financial statements. The pro forma adjustments reflected herein are preliminary and based on management’s expectations regarding the consummation of the Acquisition, the issuance of common stock and the debt transactions discussed above. The Acquisition will be accounted for under the purchase method of accounting, which involves determining the fair values of assets acquired and liabilities assumed. The purchase price allocation included in the unaudited pro forma financial statements is preliminary and based on management’s best estimates as of the date of this Current Report on Form 8-K. The preliminary purchase price allocation is subject to change based on numerous factors, including the final adjusted purchase price and the final estimated fair value of the assets acquired and liabilities assumed. Any such adjustments to the preliminary estimates of fair value reflected in the accompanying unaudited pro forma consolidated financial statements could be material.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and do not purport to indicate the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the transactions been consummated on the dates or for the periods presented. The unaudited pro forma consolidated financial statements should be read in conjunction with the audited December 31, 2013 consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K filed on March 13, 2014, the unaudited June 30, 2014 consolidated financial statements contained in the Company’s Quarterly Report on Form 10-Q filed on August 6, 2014, the audited statements of revenues and direct operating expenses of the Acquired Properties for the year ended December 31, 2013 filed with this Current Report on Form 8-K, and the unaudited statements of revenue and direct operating expenses of the Acquired Properties for the six months ended June 30, 2014 filed with this Current Report on Form 8-K.

CALLON PETROLEUM COMPANY

Unaudited Pro Forma Consolidated Balance Sheet

as of June 30, 2014

($ in thousands, except share data)

	Historical	Acquired Properties			Pro forma
ASSETS
Current assets:
Cash and cash equivalents	$1,172	$3,628	(g	)	$4,800
Accounts receivable	26,951	—			26,951
Deferred tax asset, current	5,846	—			5,846
Other current assets	1,798	—			1,798

Total current assets	35,767	3,628			39,395

Oil and natural gas properties, full-cost accounting method:
Evaluated properties	1,844,691	93,059	(a	)	1,937,750
Less accumulated depreciation, depletion and amortization	(1,444,169)	—			(1,444,169)

Net oil and natural gas properties	400,522	93,059			493,581
Unevaluated properties excluded from amortization	36,957	115,490	(a	)	152,447

Total oil and natural gas properties	437,479	208,549			646,028

Other property and equipment, net	7,388	—			7,388
Restricted investments	3,806	—			3,806
Deferred tax asset	50,421	791	(d	)(e)	51,212
Other assets, net	5,057	13,850	(c	)(d)	18,907

Total assets	$539,918	$226,818			$766,736

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$61,028	$—			$61,028
Market-based restricted stock unit awards	6,683				6,683
Asset retirement obligations	2,846	—			2,846
Fair market value of derivatives	5,306	—			5,306

Total current liabilities	75,863	—			75,863

Senior secured revolving credit facility	84,000	(84,000)	(b	)	—
Secured second lien term loan	82,500	(82,500)	(b	)	—
New secured second lien term loan	—	275,000	(b	)	275,000
Asset retirement obligations	2,752	1,140	(a	)	3,892
Market-based restricted stock unit awards	10,717	—			10,717
Other long-term liabilities	1,497	—			1,497

Total liabilities	257,329	109,640			366,969

Stockholders’ equity:
Preferred stock, series A cumulative, $0.01 par value and $50.00 liquidation preference, 2,500,000 shares authorized: 1,578,948 shares outstanding	16	—			16
Common stock, $0.01 par value, 110,000,000 shares authorized; 40,785,751 shares outstanding	408	125	(f	)	533
Capital in excess of par value	402,375	118,523	(f	)	520,898
Accumulated deficit	(120,210)	(1,470)	(d	)(e)	(121,680)

Total stockholders’ equity	282,589	117,178			399,767

Total liabilities and stockholders’ equity	$539,918	$226,818			$766,736

CALLON PETROLEUM COMPANY

Unaudited Pro forma Consolidated Statements of Operations for the Year Ended December 31, 2013

($ in thousands, except share data)

	Historical	Acquired Properties			Pro forma Adjustments			Pro forma
Operating revenues:
Oil sales	$88,960	$43,271	(h	)	$—			$132,231
Natural gas sales	13,609	5,926	(h	)	—			19,535

Total operating revenues	102,569	49,197			—			151,766
Operating expenses:
Lease operating expenses	19,779	6,699	(h	)	—			26,478
Production taxes	4,133	1,994	(h	)	—			6,127
Depreciation, depletion and amortization	43,967	—			24,385	(i	)	68,352
General and administrative	20,534	—			—			20,534
Accretion expense	1,785	—			61	(i	)	1,846
Impairment of other property and equipment	1,707	—			—			1,707

Total operating expenses	91,905	8,693			24,446			125,044

Income from operations	10,664	40,504			(24,446)			26,722

Other (income) expenses:
Interest expense	6,094	—			14,909	(j	)	21,003
Gain on early extinguishment of debt	(3,696)	—			—			(3,696)
Loss (gain) on derivative contracts	1,360	—			—			1,360
Other (income) expense	(485)	—			—			(485)

Total other expenses	3,273	—			14,909			18,182

Income (loss) before income taxes	7,391	40,504			(39,355)			8,540
Income tax expense (benefit)	3,104	—			402	(k	)	3,506

Income (loss) before equity in earnings of
Medusa Spar LLC	4,287	40,504			(39,757)			5,034
Equity in earnings of Medusa Spar LLC	17	—			—			17

Net income (loss)	4,304	40,504			(39,757)			5,051
Preferred stock dividends	(4,627)	—			—			(4,627)

Income (loss) available to common stockholders	$(323)	$40,504			$(39,757)			$424

Income (loss) per common share:
Basic	$(0.01)							$0.01
Diluted	$(0.01)							$0.01
Shares used in computing income (loss) per common share:
Basic	40,133				12,500	(f	)	52,633
Diluted	40,133				12,500	(f	)	52,633

CALLON PETROLEUM COMPANY

Unaudited Pro forma Consolidated Statements of Operations for the Six Months Ended June 30, 2014

($ in thousands, except share data)

	Historical	Acquired Properties			Pro forma Adjustments			Pro forma
Operating revenues:
Oil sales	$68,619	$16,978	(l	)	$—			$85,597
Natural gas sales	5,168	3,238	(l	)	—			8,406

Total operating revenues	73,787	20,216			—			94,003
Operating expenses:
Lease operating expenses	8,593	2,375	(l	)	—			10,968
Production taxes	4,182	782	(l	)	—			4,964
Depreciation, depletion and amortization	22,520	—			8,338	(m	)	30,858
General and administrative	20,446	—			—			20,446
Accretion expense	401	—			32	(m	)	433
Gain on sale of other property and equipment	(1,080)	—			—			(1,080)

Total operating expenses	55,062	3,157			8,370			66,589

Income from operations	18,725	17,059			(8,370)			27,414

Other (income) expenses:
Interest expense	2,802	—			6,022	(n	)	8,824
Gain on early extinguishment of debt	(3,205)	—			—			(3,205)
Loss (gain) on derivative contracts	7,198	—			—			7,198
Other (income) expense	(142)	—			—			(142)

Total other expenses	6,653	—			6,022			12,675

Income (loss) before income taxes	12,072	17,059			(14,392)			14,739
Income tax expense	5,469	—			933	(o	)	6,402

Net income (loss)	6,603	17,059			(15,325)			8,337
Preferred stock dividends	(3,947)	—			—			(3,947)

Income (loss) available to common stockholders	$2,656	$17,059			$(15,325)			$4,390

Income (loss) per common share:
Basic	$0.07							$0.08
Diluted	$0.06							$0.08
Shares used in computing income (loss) per common share:
Basic	40,467				12,500	(f	)	52,967
Diluted	41,652				12,500	(f	)	54,152

1. Basis of Presentation

On August 29, 2014, Callon Petroleum Company, Inc., (“Callon” or the “Company”), entered into purchase and sale agreements with unaffiliated private sellers to acquire certain undeveloped acreage and producing oil and gas assets (the “Acquired Properties”) located in Midland, Andrews, Ector and Martin Counties, Texas (the “Acquisition”) for an aggregate cash purchase price of $212.6 million (approximately $207.4 million after estimated purchase price adjustments based on an effective date for the Acquisition of May 1, 2014).

In connection with the Acquisition, the Company proposes to effect, subject to market conditions, a public offering of 12,500,000 shares of its common stock. The estimated net proceeds from the offering will be approximately $118.6 million, based on an assumed offering price of $10.06 per share, which is the last reported sale price of the Company’s common stock on the NYSE on September 5, 2014, and after deducting $7.1 million of estimated underwriting commissions and issuance costs.

Also, in connection with the Acquisition on August 29, 2014, the Company secured a commitment from JPMorgan Chase Bank, National Association to increase its current senior secured revolving credit facility (the “Credit Facility”) to $500.0 million, with an initial borrowing base of $250.0 million, and to refinance its existing secured second lien term loan (the “Second Lien Loan”) with a new $275.0 million secured second lien term loan (the “New Second Lien Loan”). The Company plans to use the net proceeds from the common stock offering and the proceeds from the New Second Lien Loan to fund the Acquisition, redeem the Second Lien Loan and repay borrowings under the Credit Facility.

The accompanying unaudited consolidated pro forma financial statements present the consolidated financial statements of Callon assuming the Acquisition, the issuance of common stock and the debt transactions discussed above occurred as of June 30, 2014 for purposes of the pro forma consolidated balance sheet as of June 30, 2014, and assuming such transactions occurred as of January 1, 2013 for purposes of the pro forma consolidated statements of operations for the year ended December 31, 2013 and six months ended June 30, 2014.

The unaudited consolidated pro forma financial statements are presented for illustrative purposes only and do not purport to represent what the Company’s financial position or results of operations would have been if the Acquisition, the issuance of common stock and the debt transactions had occurred as presented, or to project the Company’s financial position or results of operations for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments are directly attributable to the Acquisition, the issuance of common stock and the debt transactions and are expected to have a continuing impact on the Company’s results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited consolidated pro forma financial statements have been made.

2. Preliminary Purchase Accounting

The Company currently estimates that the Acquisition will close on or before October 8, 2014, for an estimated final adjusted purchase price of approximately $207.4 million, subject to customary closing conditions. The Acquisition will be accounted for using the purchase method of accounting. Accordingly, the assets acquired and liabilities assumed are presented based on their estimated acquisition date fair values. The purchase price allocation below is preliminary and based on management’s best estimates as of the date of this Current Report on Form 8-K. The preliminary purchase price allocation is subject to change based on numerous factors, including the final adjusted purchase price and the final estimated fair value of the assets acquired and liabilities assumed. Any such adjustments to the preliminary estimates of fair value could be material.

The following table summarizes the estimated acquisition date fair values of the net assets to be acquired in the Acquisition (in thousands):

Oil and natural gas properties	$93,059
Unevaluated oil and natural gas properties	115,490
Asset retirement obligations	(1,140)

Net assets to be acquired	$207,409

3. Pro Forma Adjustments

Pro forma Consolidated Balance Sheet as of June 30, 2014

(a)	To record the estimated fair value of the assets acquired and the liabilities assumed in the Acquisition.

(b)	To record the borrowing of the full amount under the New Second Lien Loan and the use of proceeds to partially fund the Acquisition and to repay amounts outstanding under the Second Lien Loan and the Credit Facility.

(c)	To record the deferred financing costs related to the amendment to the Credit Facility and the New Second Lien Loan.

(d)	To record the write off of the deferred financing costs related to the Second Lien Loan.

(e)	To record the termination fee related to the repayment of amounts outstanding under the Second Lien Loan.

(f)	To record the issuance of 12,500,000 shares of common stock at an assumed offering price of $10.06 per share, which is the last reported sale price of our common stock on the NYSE on September 5, 2014, resulting in estimated net proceeds of $118.6 million after deducting $7.1 million of estimated underwriting commissions and issuance costs.

(g)	To record the net cash impact of the above pro forma adjustments.

Pro forma Statement of Operations for the year ended December 31, 2013

(h)	To record the historical revenues and direct operating expenses related to the Acquired Properties.

(i)	To record depreciation, depletion, and amortization and accretion of the asset retirement obligations related to the Acquired Properties.

(j)	To record $23.2 million of interest expense related to the borrowings under the New Second Lien Loan and $2.2 million of amortization of the deferred financing costs related to the amendment to the Credit Facility and the New Second Lien Loan, partially offset by the reversal of $1.3 million of interest expense and amortization of deferred financing costs related to the repayment of amounts outstanding under the Second Lien Loan and the Credit Facility. The interest expense is net of $9.2 million of estimated interest costs capitalized to unevaluated oil and gas properties.

(k)	To record the income tax effects of the above pro forma adjustments based on the Company’s estimated effective income tax rate.

Pro forma Statement of Operations for the three months ended June 30, 2014

(l)	To record the historical revenues and direct operating expenses related to the Acquired Properties.

(m)	To record depreciation, depletion, and amortization and accretion of the asset retirement obligations related to the Acquired Properties.

(n)	To record $11.6 million of interest expense related to borrowings under the New Second Lien Loan and $1.1 million of amortization of the deferred financing costs related to the amendment to the Credit Facility and the New Second Lien Loan, partially offset by the reversal of $2.1 million of interest expense and amortization of deferred financing costs related to the repayment of amounts outstanding under the Second Lien Loan and the Credit Facility. The interest expense is net of $4.6 million of estimated interest costs capitalized to unevaluated oil and gas properties.

(o)	To record the income tax effects of the above pro forma adjustments based on the Company’s estimated effective income tax rate.

The pro forma statements of operations do not include adjustments for the termination fee and write off of deferred charges related to the extinguishment of the Second Lien Loan as such adjustments do not have a continuing impact on operations.

4. Supplemental Oil and Gas Disclosures

The following table sets forth unaudited pro forma information with respect to the Company’s estimated proved reserves, including changes therein, and proved developed and proved undeveloped reserves for the year ended December 31, 2013, giving effect to the Acquisition as if it had occurred on January 1, 2013. The estimates of reserves attributable to the Acquisition may include development plans for those properties which are different from those that the Company will ultimately implement. Reserve estimates are inherently imprecise, require extensive judgments of reservoir engineering data and are generally less precise than estimates made in connection with financial disclosures.

	Changes in Reserve Quantities
	Historical	Acquired Properties (1)	Pro forma
Proved developed and undeveloped reserves:
Oil (MBbls):
Proved reserves as of December 31, 2012	10,780	3,368	14,148
Revisions to previous estimates	(2,540)	—	(2,540)
Sale of reserves in place (net of purchases)	(3,144)	—	(3,144)
Extensions and discoveries	7,713	—	7,713
Production	(911)	(460)	(1,371)

Proved reserves as of December 31, 2013	11,898	2,908	14,806

Natural Gas (MMcf):
Proved reserves as of December 31, 2012	19,753	9,669	29,422
Revisions to previous estimates	(5,351)	—	(5,351)
Sale of reserves in place (net of purchases)	(4,259)	—	(4,259)
Extensions and discoveries	10,619	—	10,619
Production	(3,011)	(1,260)	(4,271)

Proved reserves as of December 31, 2013	17,751	8,409	26,160

(1)	Proved reserves related to NGL volumes for the Acquired Properties are included in natural gas volumes.

The following tables present the unaudited pro forma standardized measure of future net cash flows related to proved oil and gas reserves together with changes therein, as defined by ASC Topic 932, for the year ended December 31, 2013, giving effect to the Acquisition as if it had occurred on January 1, 2013. Future production and development costs are based on current costs with no escalations. Estimated future cash flows have been discounted to their present values based on a 10% annual discount rate. We have assumed the federal tax rate of 35% on the Acquired Properties. The disclosures below do not purport to present the fair market value of the Company’s oil and gas reserves. An estimate of the fair market value would also take into account, among other things, the recovery of reserves in excess of proved reserves, anticipated future changes in prices and costs, a discount factor more representative of the time value of money, and risks inherent in reserve estimates.

	Standardized Measure
	For the Year Ended December 31, 2013
	Historical	Acquired Properties	Pro forma
Future cash inflows	$1,193,299	$312,942	$1,506,241
Future costs -
Production	(357,005)	(141,193)	(498,198)
Development and net abandonment	(155,667)	—	(155,667)

Future net inflows before income taxes	680,627	171,749	852,376
Future income taxes	(68,239)	(16,478)	(84,717)

Future net cash flows	612,388	155,271	767,659
10% discount factor	(328,442)	(65,134)	(393,576)

Standardized measure of discounted future net cash flows	$283,946	$90,137	$374,083

The following table presents unaudited pro forma changes in the standardized measure of discounted future net cash flows for the year ended December 31, 2013 relating to proved oil and natural gas reserves of the Company and the Acquired Properties.

	Changes in Standardized Measure
	For the Year Ended December 31, 2013
	Historical	Acquired Properties	Pro forma
Standardized measure at the beginning of the period	$231,148	$109,656	$340,804
Changes
Sales and transfers, net of production costs	(78,661)	(40,504)	(119,165)
Net change in sales and transfer prices, net of production costs	(46,088)	959	(45,129)
Net change due to purchases and sales of in place reserves	(145,711)	—	(145,711)
Extensions, discoveries, and improved recovery, net of future production and development costs incurred	212,431	—	212,431
Changes in future development cost	153,983	—	153,983
Revisions of quantity estimates	(68,958)	—	(68,958)
Accretion of discount	25,010	12,614	37,624
Net change in income taxes	1,751	4,770	6,521
Changes in production rates, timing and other	(959)	2,642	1,683

Aggregate change	52,798	(19,519)	33,279

Standardized measure at the end of period	$283,946	$90,137	$374,083

The historical twelve-month average prices of oil and natural gas used in determining standardized measure as of December 31, 2013, were:

	Historical	Acquired Properties
Average 12-month price, net of differentials, per Mcf of natural gas	$5.45	$	$4.70
Average 12-month price, net of differentials, per barrel of oil	$92.16	$	$94.04